EXHIBIT 99.1

October 28, 2014

To Our Members:

I am pleased to announce that the Board of Directors of the Federal Home Loan Bank of Chicago (FHLBC) has declared a cash dividend for both the average activity-based capital stock (Class B1) and average membership-based capital stock (Class B2), based on the Bank’s preliminary financial results for the third quarter of 2014.

The dividend declared per share of Class B1 activity stock is at an annualized rate of 2.00%. The dividend declared per share of Class B2 membership stock is at an annualized rate of 0.50%. This quarter, the Board of Directors increased the dividend per share of Class B1 activity stock from 1.50% to 2.00% to acknowledge that members, through their utilization of FHLBC advances, provide support to the entire cooperative.

The actual effective combined dividend rate on the total stock held by each member will depend on its level of advance activity with the FHLBC during the third quarter and the relative number of shares of membership and activity stock. The dividend will be paid by crediting your account on Thursday, November 13, 2014.

Reduced Capitalization Advance Program Popular with Members; Ends November 17
The number of members participating in the 2014 Reduced Capitalization Advance Program (RCAP) exceeds the number that took advantage of the first program we offered last year. Ninety-two members have taken new advances as of October 24, 2014, with an activity stock requirement of 2% for the life of the advance rather than the 5% requirement under the general provisions of the Capital Plan. In addition, the trend this year shows members using RCAP to lengthen their liabilities at the current low rates. RCAP is available until November 17, 2014, or until the $5 billion allocation is exhausted. Please contact your Sales Director if you haven’t used RCAP and are interested in learning more about it.

We are pleased that we are able to pay a higher dividend on activity stock this quarter and that so many of you find RCAP to be valuable for your business.

As always, thank you for your membership in-and utilization of-the Federal Home Loan Bank of Chicago.

Best regards,

/s/ Matt Feldman

Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends (including enhanced dividends on activity-based capital stock), our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, our ability to implement the Reduced Capitalization Advance Program, the impacts to us from the FHFA’s proposed membership rule, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter. The financial results discussed in this letter are preliminary and unaudited. “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago. “Community First” is a trademark of the Federal Home Loan Bank of Chicago.